UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2006

SNRG CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-33193

(Commission File Number)

88-0435904

(IRS Employer Identification No.)

14300 Northsight Boulevard, Suite 227, Scottsdale, Arizona 85260

(Address of principal executive offices and Zip Code)

480.991.2040

Registrant's telephone number, including area code

2401 Fountain View Drive, Houston, Texas 77070

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2005, the Registrant reached an agreement with Bay City Partners LLC to sell its 49% interest in Port Assets LLC to Bay City Partners LLC. Port Assets LLC owns a gasification plant in Bay City Texas. The 20 acre facility is located southwest of Houston and was designed to recover and convert halogenated hydrocarbon waste from the petro-chemical industry into hydrochloric acid and synthetic fuel. The Registrant acquired 100% of the membership interests in Port Assets LLC for $3,000,000 cash and a royalty on materials processed. The Registrant then sold 51% of the interests to Bay City Partners LLC for $2,850,000. The Registrant had an option to reacquire the 51% until November 30, 2005 but was not able to place long term financing in an amount and on terms satisfactory to the Registrant. The Registrant has agreed to sell its remaining 49% interest to Bay City Partners LLC in aggregate consideration of approximately $1,000,000 and assumption by Bay City Partners LLC of royalty obligations of approximately $3,000,000. The Registrant has an option to reacquire 100% of the membership interests through March 15, 2006 at prices ranging from $9 million to $9.5 million.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release dated January 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNRG CORPORATION

By: /s/ D. Elroy Fimrite

D. Elroy Fimrite

President and Chief Executive Officer

Date: February 14, 2006